UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2012

TERRITORIAL BANCORP INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-34403	26-4674701
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1132 Bishop Street, Suite 2200, Honolulu, Hawaii	96813
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 946-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Securities Holders

The Company’s Annual Meeting of Stockholders was held on May 23, 2012. The matters considered and voted on by the Company’s stockholders at the Annual Meeting were as follows:

Proposal 1: The election of two directors each to serve for a three-year term.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes

Allan Kitagawa	8,667,379	144,092	1,503,774
Richard Murakami	8,589,559	221,912	1,530,774

Proposal 2: The ratification of appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2012.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes

10,226,744	71,194	44,307	0

Proposal 3: The approval of an advisory (non-binding) resolution to approve the Company’s executive compensation as described in the proxy statement.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes

5,993,420	2,220,560	617,490	1,530,775

Proposal 4: The approval of the Territorial Bancorp Inc. 2012 Annual Incentive Plan.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes

7,231,610	940,573	639,287	1,530,775

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Territorial Bancorp Inc.

DATE: May 25, 2012	By:	/s/ Vernon Hirata
Vernon Hirata
Vice Chairman, Co-Chief Operating Officer and Secretary